UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50785 (Commission File Number)	33-0753322 (I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California (Address of principal executive offices)	92037 (Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On January 30, 2008, we and Daiichi Sankyo Company, Ltd. (“Sankyo”) entered into an agreement (the “Termination Agreement”) to terminate the Amended and Restated Collaborative Research and Development and License Agreement, dated June 30, 1999, between Sankyo Co., Ltd. (which was merged with Sankyo as of April 1, 2007) and us (the “License Agreement”). The material terms of the License Agreement are described in our Form S-1 originally filed with the Securities and Exchange Commission on February 3, 2004 and are incorporated herein by reference. As reported previously, after Sankyo was granted exclusive worldwide development and commercial rights to CS-917 pursuant to the License Agreement, results from a three-month Phase 2b clinical trial of CS-917 in patients with type 2 diabetes failed to achieve the trial’s primary endpoint. As a result of these findings, Sankyo previously informed us of its intent to terminate the License Agreement.  The Termination Agreement, among other things, terminates the License Agreement effective as of January 30, 2008 and clarifies certain of the parties’ post-termination rights and obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance, Chief
Financial Officer and Treasurer

Date: February 1, 2008